                                                                   Exhibit 10.24
                                                                   -------------


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE MARKED AS "[XXXX]" INDICATING THAT THE INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                             DISTRIBUTION AGREEMENT

     This Distribution Agreement (this "AGREEMENT") is made on this 22nd day of December, 2005 by and between Common Sense Ltd. ("COMMON SENSE"), a company organized and existing under the laws of the State of Israel of 7 Ha-Eshel St. P.O. Box 3567 Caesarea Industrial Park, Caesarea 38900; and Synova Healthcare, Inc. (the "DISTRIBUTOR"), a company organized and existing under the laws of the State of Delaware, U.S.A., of 1400 North Providence Road, Suite 6010, Media, Pennsylvania, U.S.A. 19063 (collectively, the "PARTIES").

                                   WITNESSETH:

WHEREAS Common Sense is the proprietary owner of the Components and the Products, and wishes to appoint a distributor for the promotion, marketing and sale of the Products in the Territory, as those terms are defined below; and

WHEREAS the Distributor is knowledgeable and experienced in the promotion, marketing and sale of certain health care products in the Territory, and is capable of and interested in distributing the Products in the Territory.

NOW, THEREFORE, in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, the Parties hereby agree as follows:

1. Definitions.

When capitalized, the following terms shall have the following meanings for the purposes of this Agreement:

         "FDA Clearance"            The approval by the U.S. Food and Drug
                                    Administration for selling and marketing a particular product in the Territory.

         "Competing Product"        Any product not manufactured or distributed
                                    by Common Sense that is the same as or
                                    substantially similar to the Product(s) or is considered by end-users to be a substantially similar alternative to the
                                    Product(s).

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                                       2

         "VI-SENSE TPL"             A diagnostic Panty-Liner with an embedded
                                    strip for detection of vaginal infections.

         "Drying Unit"              Drying unit for the VI-SENSE TPL.

         "Components"               The VI-SENSE TPLs and the Drying Units.

         "Set of Components"        One VI-SENSE TPL and one Drying Unit.

         "Products"                 The product(s), as set forth in Annex A to
                                    this Agreement.

         "Exclusivity Targets"      The targets and the exclusivity quantities
                                    set forth in Annex B.

         "Territory"                United States of America, Canada, and
                                    Mexico.

2. Scope of Agreement and Appointment.

2.1. Common Sense hereby appoints the Distributor as its exclusive distributor of the Products in the Territory for the Term of this Agreement. The Distributor hereby accepts the appointment and undertakes to act faithfully and diligently as Common Sense's exclusive distributor of the Products in the Territory.

2.2. The Distributor's exclusivity is conditional upon its achieving the Exclusivity Targets. In the event that the Distributor fails to achieve any one of the Exclusivity Targets, Common Sense shall be entitled to cancel, at its sole discretion (a) the Distributor's exclusivity and/or (b) this Agreement, each upon thirty (30) days prior written notice; provided however that if within such thirty (30) day period (x) the Distributor achieves the Exclusivity Target, or (y) the Distributor provides Common Sense with adequate justifications (acceptable to Common Sense in its sole discretion) for the Distributor's failure to achieve the Exclusivity Target, the Distributor's exclusivity, or this Agreement as applicable, shall continue to be in effect; provided, further, however, if Common Sense fails to prosecute or otherwise abate any actual or potential infringement, interference, or misappropriation of any right, title, or interest in or to the Products or Components in the Territory, Common Sense shall not have the right to cancel or terminate Distributor's exclusivity and/or this Agreement, but only to the extent that such actual or potential infringement, interference, or misappropriation is the direct cause to Distributor's failure to meet the applicable Exclusivity Target.

2.3. Notwithstanding the foregoing, even if the Distributor achieves the Exclusivity Targets, Common Sense shall be entitled to cancel, at its sole discretion (a) the Distributor's exclusivity and/or (b) this Agreement, each at any time upon thirty (30) days prior written notice (collectively the "EARLY Termination"), provided that it pays to the Distributor an early termination fee to be determined as follows ("EARLY TERMINATION FEE"):

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                                       3

     2.3.1. If the effective date of said Early Termination occurs on or before December 31, 2006, provided that the US$[XXXX] have been paid as the down payment as stated below, Common Sense shall pay the Distributor an early termination fee equal to [XXXX] ([XXXX]) times the Qualified Expenses accrued as of the effective date of said Early Termination.

     2.3.2. If the effective date of said Early Termination occurs on or after January 1, 2007 and before December 31, 2007, Common Sense shall pay the Distributor an early termination fee equal to (i) [XXXX] ([XXXX]) times the Qualified Expenses accrued as of the effective date of said Early Termination if, at such time, the Products are sold in at least [XXXX] Points of Sale (or such lower number of Points of Sale as agreed upon by the parties), OR, (ii) [XXXX] ([XXXX]) times the Qualified Expenses accrued as of the effective date of said Early Termination if, at such time, the Products are sold in less than [XXXX] Points of Sale (or such lower number of Points of Sale as agreed upon by the parties in writing).

     2.3.3. If the effective date of said Early Termination occurs on or after January 1, 2008 and before June 30, 2008, Common Sense shall pay the Distributor an early termination fee equal to (i) [XXXX] ([XXXX]) times the Qualified Expenses accrued as of the effective date of said Early Termination if, at such time, the Products are sold in at least [XXXX] Points of Sale (or such lower number of Points of Sale as agreed upon by the parties), OR, (ii) [XXXX] ([XXXX]) times the Qualified Expenses accrued as of the effective date of said Early Termination if, at such time, the Products are sold in less than [XXXX] Points of Sale (or such lower number of Points of Sale as agreed upon by the parties in writing).

     2.3.4. If the effective date of said Early Termination occurs on or after June 30, 2008, Common Sense shall pay the Distributor an early termination fee equal to [XXXX] ([XXXX]) times the gross sales of Products by the Distributor during the 12-month period immediately preceding the effective date of Early Termination.

     2.3.5. Notwithstanding the foregoing, it is agreed that the Early Termination Fee calculated in Sections 2.3.1-2.3.3 above shall not exceed a cap amount equal to: (i) US$[XXXX] - for Early Termination occurring on or before March 31, 2006; or (ii) US$[XXXX] and an additional amount of US$[XXXX] per month commencing on April 1, 2006 (or a pro-rata amount for the portion of the partial month, if applicable) - for Early Termination occurring on or after April 1, 2006.

     2.3.6. For the purpose of this Agreement the term "QUALIFIED EXPENSES" shall mean (a) direct expenses paid and amounts incurred by the Distributor for advertising, sales and marketing, and other promotional activities with respect to the Products ("MARKETING EXPENSES"), and (b) indirect and other direct expenses paid and amounts incurred by the Distributor otherwise in connection with this Agreement or for the purposes of performing its obligations under this Agreement ("OTHER EXPENSES"), provided that (i) to the extent such Qualified Expenses were not incurred solely in connection with such activities, this Agreement, or such obligations, the allocation by the Distributor of such expenses or amounts to "Qualified Expenses" shall be reviewed and audited by a reputable independent accounting firm, (ii) in no event shall the amount of


----------------
"[XXXX]" INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Other Expenses payable by Common Sense to Distributor under this Section exceed twenty percent (20%) of the Marketing Expenses in such period, and (iii) the Marketing Expenses and the Other Expenses are identified in financial statements (or portions thereof) that are submitted by the Distributor to Common Sense for June 30th and December 31st of each calendar year (or such other frequency as is consistent with Distributor's accounting and financial practices), where such statements are audited by Distributor's outside accounting firm (which statements, for the avoidance of doubt, shall be deemed to be Distributor's Confidential Information, except that Common Sense shall, to the extent such is permitted under the terms of the NDA, attached hereto as ANNEX E, be entitled to disclose such report to its outside accounting firm and legal advisors for the purpose of enforcing the terms of this Agreement). The Distributor will use its reasonable efforts to provide to Common Sense, on a monthly or quarterly basis, a report related to expenses incurred by Distributor in the marketing and promotion of the Products; provided, however, any failure by Distributor to provide reports as described herein shall not be a breach of this Agreement.

    For the purpose of this Agreement the term "POINT OF SALE" shall mean a retail location.

2.4. Scope of Agreement. The Distributor will purchase from Common Sense the Components in bulk, prepare the packaging and labeling materials and assemble and package the Components and Product Leaflet into final Products, and distribute and sell the Products in the Territory; all as fully set forth in this Agreement.

2.5. Future Products.

     2.5.1. VS-SENSE. Common Sense acknowledges that the Distributor is interested in discussing with Common Sense the possibility of distributing its product known as VS-SENSE under terms and conditions to be agreed upon by the Parties. The Distributor acknowledges that Common Sense is currently conducting administrative arrangements in order to conducting clinical trials in the Territory, for the purpose of obtaining FDA Clearance to VS-SENSE. If and at such time as it is commercially reasonable to do so, the Parties shall engage in good faith negotiations regarding the terms and conditions pursuant to which the Distributor will have the right to distribute VS-SENSE in the Territory. For the avoidance of doubt, it is clarified, that Common Sense shall be entitled to negotiate such agreement with other third parties, and nothing in this Section
2.5.1 shall be deemed to impose any restriction or limitation on Common Sense's activities or business endeavors in any manner, time, or place, other than to engage in good faith negotiations as set forth in this Section 2.5.1.

    This Section 2.5.1 shall expire on September 30, 2007.

     2.5.2. AL-SENSE. Common Sense acknowledges that the Distributor is interested in discussing with Common Sense the possibility of distributing its product known as AL-SENSE under terms and conditions to be agreed upon by the Parties. The Distributor acknowledges that Common Sense is currently negotiating with a potential distributor regarding distributing in the Territory AL-SENSE. If Common Sense and the potential distributor fail to enter into an agreement pursuant to which the potential distributor will distribute AL-SENSE in the Territory, the Parties shall engage in good faith negotiations regarding the terms and conditions pursuant to which the Distributor will have the right to distribute AL-SENSE in the Territory. For the avoidance of doubt, it is clarified, that Common Sense shall be entitled to negotiate such agreement with other third parties, and nothing in this Section 2.5.2 shall be deemed to impose any restriction or limitation on Common Sense's activities or business endeavors in any manner, time, or place, other than to engage in good faith negotiations as set forth in this Section 2.5.2.

    This Section 2.5.2 shall expire on September 30, 2007.

     2.5.3. NORMA-SENSE. The Distributor acknowledges that Common Sense is currently developing a product referred to as NORMA-SENSE, a testing panty-liner intended for inserting in regular panty-liner packages, indicating whether the pH level of the secretion is elevated. NORMA-SENSE is substantially different than VI-SENSE, and thus is not expected to infer any degradations to VI-SENSE sales. The Distributor further acknowledges that NORMA-SENSE will be relevant only to distributors of regular panty-liners. The Distributor will be considered as a relevant potential distributor of NORMA-SENSE, if it will or does market on behalf of or represent an experienced significant market-share holder in the regular panty-liner industry. Subject to the above, if at such time, when Common Sense wishes to distribute NORMA-SENSE in the Territory, it will be commercially reasonable to commence negotiations, the Parties shall engage in good faith negotiations regarding the terms and conditions pursuant to which the Distributor will have the right to distribute NORMA-SENSE in the Territory. For the avoidance of doubt, it is clarified, that Common Sense shall be entitled to negotiate such agreement with other third parties, and nothing in this Section
2.5.3 shall be deemed to impose any restriction or limitation on Common Sense's activities or business endeavors in any manner, time, or place, other than to engage in good faith negotiations as set forth in this Section 2.5.3.

    This Section 2.5.3 shall expire on September 30, 2007.

3.   Forecasts, Orders, and Shipment.

3.1. Ninety (90) days before the commencement of each calendar year (other than the first calendar year, with respect to which the timing shall be as separately agreed by the Parties), the Distributor shall submit to Common Sense a non-binding quarterly forecast of its projected requirements for the Components for the following year (the "PROJECTED REQUIREMENTS").

3.2. Other than for the first calendar year (with respect to which the timing shall be as separately agreed by the Parties), Distributor will provide Common Sense with a firm written order for the Components (the "ORDER") within not more than one hundred fifty (150) days and not less than one hundred twenty (120) days prior to the desired delivery date and each Order shall specify desired delivery date and the quantities of the Components ordered. However, quantities ordered by the Distributor that exceed the Projected Requirements by more than ten percent (10%) for the relevant Component and time period shall be delivered within timetable to be mutually agreed upon by the Parties.

3.3. All Orders placed by the Distributor shall become part of this continuing Agreement, and shall be subject to the terms and conditions of this Agreement. Unless otherwise agreed by the Parties, in the event of inconsistencies between the terms and conditions in this Agreement and terms and conditions in any Order, this Agreement shall prevail. Any cancellation and/or modification of any term of an issued Order shall require both Parties' prior written approval.

3.4. Simultaneously with the signature of this Agreement, the Distributor will issue an order for the first four (4) deliveries of Components identified in Annex B (that is: the Initial order for [XXXX] Sets of Components to be delivered by March 31, 2006; order for [XXXX] Sets of Components to be delivered by June 30, 2006; order for [XXXX] Sets of Components to be delivered by September 30, 2006; order for [XXXX] Sets of Components to be delivered by December 31, 2006), in the form attached hereto as ANNEX D, provided that, without derogating from any other right to which Common Sense may be entitled to under this Agreement and/or applicable law, Common Sense is not required to make delivery until Distributor has paid the $[XXXX] down payment pursuant to Section 4.3.

3.5. All orders shall be supplied and delivered DDU (Distributor's warehouse in the U.S. or the U.S. one warehouse of Distributor's designee ("DELIVERY DESTINATION")) (incoterms 2000). The minimum quantity of each order shall be [XXXX] Sets of Components. All Components supplied to the Distributor shall have an expiration date of at least forty (40) months after the date of delivery of such Components to the Distributor, unless otherwise agreed upon by Common Sense and the Distributor in writing.

3.6. Common Sense shall supply all confirmed Orders for Components submitted by the Distributor (or Orders that Common Sense is required under this Agreement to confirm), in accordance with such Orders. Each Order supplied by Common Sense shall be accompanied by a batch quality control report.

4.   Price and Payment.

4.1. For each Set of Components delivered, the Distributor shall pay Common Sense the applicable fees (plus VAT as required under applicable law) set forth in Annex C attached hereto.

4.2. Except for the first order of [XXXX] Sets of Components (identified in Annex B as the "Initial order"), Common Sense will invoice Distributor upon delivery of the Components, net 45 days. All payments hereunder shall be made in US Dollar by wire transfer into Common Sense's account in Israel to be announced to Distributor by Common Sense in writing from time to time. Common Sense will issue an order confirmation within three (3) working days from the acceptance of an Order. (Common Sense will accept all Orders for Components of quantities not exceeding the Projected Requirements by more than ten percent (10%), provided that such Orders are submitted in accordance with this Agreement.)

4.3. On or before the date of this Agreement, Distributor will pay Common Sense a down payment in an amount of US$[XXXX], against which Common Sense is to credit Distributor's purchases of Components.



----------------
"[XXXX]" INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

For the avoidance of doubt, it is clarified that the Order for the first four
(4) deliveries described in Section 3.4 shall be irrevocable, unless this Agreement is cancelled or terminated by Common Sense under Sections 2.3 or 16.2, or by the Distributor under Sections 16.2 or 16.3.

4.4. If the Distributor fails to pay any applicable consideration due to Common Sense, promptly and when due, Common Sense may recover, in addition to the applicable consideration, interest thereon at a rate equal to the lesser of 1.5% per month or the maximum lawful monthly interest rate, without prejudice to any other remedy Common Sense may be entitled.

4.5. All consideration set forth in this Agreement and its Annexes are exclusive of all taxes, including customs duties, import taxes and sales, use or value added taxes where applicable. Upon presentation of invoices by Common Sense, except as otherwise provided in this Agreement the Distributor shall pay any and all applicable tariffs, duties or taxes imposed or levied by any government or agency, including, without limitation, national, provisional and local sales, use, and value added taxes. Any claimed exemption from such tariffs, duties or taxes must be supported by a tax exemption certificate and other proper documentary evidence delivered to Common Sense. The taxes and other amounts referenced in this paragraph shall not include any taxes based on Common Sense's net income. The Parties hereby acknowledge that the arrangement described herein constitutes solely a distribution agreement with respect to the sale of certain products and shall be treated for all foreign, federal, state and local income tax reporting purposes on a basis consistent with such characterization.

4.6. If the Distributor is legally required to withhold any income or remittance tax from amounts payable to Common Sense, then (a) the Distributor will promptly notify Common Sense, (b) the amount payable will be automatically increased to the full extent required to offset such tax, so that the amount remitted to Common Sense, net of all taxes, equals the amount stated in the invoice, and (c) the Distributor will provide Common Sense with the official receipt of payment of such taxes to the appropriate taxing authority. The Distributor will be responsible for payment of any withholding taxes and shall indemnify Common Sense from and against any claim for unpaid withholding taxes, interest and penalties which may be claimed by the applicable tax authorities relating to payment of such taxes.

5.   The Distributor's Declarations and Covenants.

The Distributor declares and warrants that:

5.1. It is not prohibited or limited by any law or agreement to which it is a party from entering into this Agreement, and the performance of this Agreement will not create any conflict with any other business or activity engaged in by the Distributor. The Distributor further declares and warrants that it has the necessary resources, facilities, personnel and experience to perform all its obligations under this Agreement.

5.2. It is not a representative, agent, or distributor for any Competing Products. The Distributor shall not act as a representative, agent, or distributor with respect to any Competing Products, during the term of this Agreement and for additional period of twenty-four (24) months after its expiration or termination for any reason (the "ADDITIONAL TERM").





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                                        8


In the event that Common Sense cancels the exclusivity of the Distributor in pursuant to sections 2.2 or 2.3, the Additional Term shall commence on the date of such cancellation.

5.3. It will sell and distribute the Products in accordance with any applicable law and regulations and only after the receipt of all the required approvals and authorizations required under the applicable law.

5.4. It will refrain from using either of the Components in any way whatsoever other than for packaging them into Products in accordance with the Product Specification specified in ANNEX A, and pursuant to the terms of this Agreement.

5.5. It will not change the Product Specifications without Common Sense's prior written approval.

6.   The Distributor's Undertakings.

During the term of this Agreement the Distributor shall faithfully and diligently perform its obligations as a distributor of the Products in the Territory, and use its reasonable efforts to promote and increase the sale of the Products, including without limitation:

6.1. Refrain from exporting any of the Components and/or Products outside the Territory, and refrain from selling any of the Components and/or Products, directly or indirectly, to any customer that the Distributor has reason to believe intends to export the Components and/or Products outside the Territory;

6.2. Refrain from acting outside the Territory in any way whatsoever with respect to the Components and/or Products;

6.3. Maintain adequate levels of inventory of the Components and Products to meet its anticipated requirements for the Products from the customers in the Territory;

6.4. Refrain from having any other person or company distribute the Products for it without Common Sense's prior written approval;

6.5. Appoint and maintain appropriate professional personnel to direct and handle its activities as a distributor for the Products and provide its personnel with adequate facilities with respect to the performance of its obligations hereunder;

6.6. Report to Common Sense as soon as reasonably possible (and in the event of complaint and/or demand - no later than 15 days) of any feedback, complaint, and/or demand received from customers regarding the Products;

6.7. Appoint a product manager who will also be the contact person with Common Sense. Until a notice of any other person appointed, Stephen King shall be the product manager and contact person on behalf of the Distributor; and

6.8. Promptly submit to Common Sense written reports about (a) new developments in the relevant market within the Territory and economy, (b) changes of the law in the Territory, which are pertinent to the use and sale of the Products in the Territory, (c) Competing Products in the Territory, and (d) products which may infringe Common Sense's intellectual property rights. Without derogating of the above, such reports shall be submitted to Common Sense at least once in each quarter; provided, however, any failure by Distributor to provide reports as described herein shall not be a breach of this Agreement.

7.   Handling, Storage, Manufacture.

7.1. The Distributor shall store the Components and the Products in adequate enclosed storage facilities and observe all applicable local laws and regulations pertaining to their storage and handling. The Distributor shall also adhere strictly to any commercially reasonable instructions provided by Common Sense in writing in advance concerning the handling and storage of the Components and the Products, although nothing herein shall be deemed to require Common Sense to provide such instructions. The Distributor shall manage inventory so as to ensure that the Components and the Products are utilized on a first-in-first-out ("FIFO") method.

7.2. The Distributor shall take all actions required under applicable law (including FDA regulations) in the Territory for the performance of its obligations under this Agreement, including without limitation, to the extent required of Distributor hereunder, transporting, storing, assembling, packaging, preparing and manufacturing the labeling materials (including, without limitation, the package and the leaflet) for, and selling the Products.

7.3. Common Sense shall manufacture the Components and assist Distributor in amending the Product leaflet in accordance with all applicable laws and regulations, including, without limitation, the current and any future quality system and good manufacturing practices regulations under 21 C.F.R. Part 820, as amended, to the extent that such regulations are applicable to the Components, as such regulations are implemented by the United States Food and Drug Administration or any successor agency thereof, but without derogating from
Section 16.2.

7.4. The Distributor shall assemble and package the Components to Products in accordance with all applicable laws and regulations, including, without limitation, the current and any future quality system and good manufacturing practices regulations under 21 C.F.R. Part 820, as amended, to the extent that such regulations are applicable to the Products, as such regulations are implemented by the United States Food and Drug Administration or any successor agency thereof.

7.5. To the extent that Common Sense is to use particular art work created by or licensed to the Distributor from third parties, in connection with the packaging of the Products, unless otherwise agreed upon by the Parties the Distributor will specify and provide Common Sense with (and, as between the Distributor and Common Sense, will own all right, title, and interest in and to) such art work ("DISTRIBUTOR ART WORK").





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                                       10


7.6. The Distributor will notify Common Sense of any Component received at the Delivery Destination that does not conform to the Component Specifications set forth in Annex A or is the subject of a manufacturing or other defect occurring after receipt at the Delivery Destination, or of any shortage in quantity of any Component shipment, (each, if occurring before delivery by Common Sense, a "REJECTION EVENT"), within thirty (30) days after the Distributor's receipt of such shipment or, if later, within thirty (30) days after the date the Distributor discovers the non-conformance, defect, or shortage, provided that Distributor shall not have a claim for a shortage if it does not notify Common Sense within 180 days of Distributor's receipt of such shipment. Common Sense shall, in its discretion and at its sole cost and expense either, replace all such non-conforming or defective Component or make up the shortage within thirty
(30) days of receiving notice and the non-conforming or defective Components (if any) of the Rejection Event from the Distributor. Common Sense shall make arrangements with the Distributor for the return or destruction of any non-conforming or defective Component, such return shipping charges to be paid by Common Sense.

7.7. Common Sense, anyone on its behalf (if such 3rd party is approved by Distributor, such approval not to be withheld unreasonably), and any regulatory authorities may, to the extent reasonably necessary or to the extent required by applicable laws or regulations, examine and inspect the Distributor's facilities required for performance of its obligations hereunder (including without limitation, the assembly, packaging the Components). Any and all such examinations shall be conducted at Common Sense's sole cost and expense, during Distributor's normal business hours, after at least thirty (30) days' advance written notice, in accordance with generally accepted auditing standards, and, unless otherwise required by law or regulations, not more than once per calendar year.

7.8. The Distributor shall prepare and maintain complete and accurate written records relating to its obligations hereunder (including without limitation, the assembly and packaging of the Components, to the extent required hereunder). The Distributor will retain all such records that it has to retain under any applicable laws or regulations, for such periods as such laws or regulations require. After the termination of such applicable retention periods, the Distributor shall no longer have any duty whatsoever to retain any such materials.

8.   Products' Packaging and Labeling.

8.1. The Distributor shall be responsible for packaging the Components into final Products in accordance with the Products Specification specified in Annex
A. The Distributor shall provide Common Sense for its approval (which approval shall not be withheld unreasonably) the layout of the labeling materials and packages and Product Leaflets. However, it is the Distributor's sole obligation to assure that the labeling materials and packaging, including without limitation, the layout of the Products' packaging, and Product Leaflets will satisfy all standards and regulations requirements under the applicable law.

8.2. The Distributor undertakes to examine and inspect (i) all Components before assembling and packaging the Products, and (ii) all Products and packages of the final Products prior to actual distribution the Products, so as to reasonably prevent the distribution of damaged or defective Products. The Distributor shall sell and distribute the Products only for the use as printed on the Product labels made and provided in accordance with this Agreement, and shall meet all laws, regulations and accepted industry standards for distributors regarding traceability of Products, if necessary for Recall (as defined in Section 11.4) purposes.





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                                       11




8.3.  Title and Risk.

8.4. Risk of loss or damage to the Components shall pass to the Distributor upon delivery at the Delivery Destination.

8.5. Title in the Products shall pass only after Common Sense received all fees due for such Components pursuant to Section 4.1, as specifically set forth in ANNEX C.

9.    Trademarks and Trade names.

9.1. The Distributor shall sell, promote and solicit orders for the Products only under the trade names and trade marks set forth in Annex A or such other trade names owned by Distributor to be agreed upon by the Parties in writing ("DISTRIBUTOR MARKS"). The Distributor shall retain all rights, title and interests in and to the Distributor Marks, including without limitation any trademark, copyright, trade secret or other proprietary rights of any kind therein, and, unless and to the extent otherwise separately agreed upon by the Parties in writing, Common Sense shall have no right, and is granted no right, to use any Distributor Marks.

9.2. Any trade name and/or trademark that was used for a Product shall not be used by the Distributor for any Competing Product during the term of this Agreement and for additional period of two (2) years after its termination/expiration for any reason whatsoever.

10.   Registration of Products and FDA.

10.1. Common Sense has completed the general FDA certification activities and received the FDA Clearance to the Products. The Distributor shall be responsible to complete all local registration and activities required for the distribution and sale of the Products in Mexico and Canada. All registrations and governmental authorizations of the Products, including the local authorizations, and the FDA Certification, are and shall be the sole property of Common Sense.

10.2. Any use, in whole or in part, by the Distributor of any registration obtained as described herein pursuant to this section in connection with any products other than the Products shall constitute a fundamental breach of this Agreement.

10.3. Each Party promptly and, in any event, within ten (10) days after receipt of any relevant notice or inquiry from any local, state, national, or international regulatory agency or government department regarding the Components and/or the Products, shall inform the other in writing of such formal or informal notice or inquiry.

10.4. If any Product defect or any final, non-appealable governmental or court action or any Common Sense's and/or Distributor's voluntary action results in:
(a) the recall, destruction or withholding from market of any Product sold under this Agreement in the Territory (hereinafter "RECALL"); or (b) institution of a field correction of any Product sold under this Agreement in the Territory (hereinafter "FIELD CORRECTION"), (i) Common Sense shall bear all costs and expenses of and shall be responsible for all corrective actions and agency and other communications associated with such Recall or Field Correction to the extent such Recall and/or Field Correction results from Common Sense's act or omission or Distributor's act or omission taken at Common Sense's written direction or instruction ("CS RECALL AND FIELD CORRECTION"), and (ii) Distributor shall bear all costs and expenses of and shall be responsible for all corrective actions and agency and other communications associated with such Recall or Field Correction to the extent such Recall and/or Field Correction results from Distributor's act or omission, or Common Sense's act or omission taken at Distributor's written direction or instruction ("DISTRIBUTOR RECALL AND FIELD CORRECTION"). The Distributor will provide Common Sense with reasonable access to those Distributor customers affected by the Recall or Field Correction, to the extent practicable, and all information received or compiled by the Distributor from such customers or otherwise with respect to such Recall or Field Correction, except as otherwise prohibited by law or contract. If so requested by Common Sense, the Distributor will perform for Common Sense at Common Sense's cost and expense, such CS Recall and Field Correction. Neither party shall initiate a Recall or Field Correction until it has communicated its intention to the other party and provided such other party with data and information relating to the proposed Recall or Field Correction and a reasonable opportunity to evaluate and comment on its implementation. Further, unless otherwise agreed by the Parties, (a) Common Sense will prepare the communication and Distributor will be responsible for communication to Distributor customers regarding such CS Recall and Field Correction, and (b) Distributor will prepare and be responsible for the communication regarding all Distributor Recall and Field Corrections. All costs and expenses, including, but not limited to, the expenses of notification and destruction or return of the defective Product, and the cost of replacement Product, paid or incurred by the Distributor relating to any CS Recall and Field Correction shall be reimbursed by Common Sense, and all costs and expenses, including, but not limited to, the expenses of notification and destruction or return of the defective Product, and the cost of replacement Product, paid or incurred by Common Sense relating to any Distributor Recall and Field Correction shall be reimbursed by Distributor.

10.5. Either Party will immediately (within two (2) business days) notify the other Party in writing of any event or complaint that gives rise or could give rise to the need to file a Medical Device Report (hereinafter, an "MDR") within the meaning of the U.S. Federal Food, Drug and Cosmetic Act, as amended (the "ACT"), with respect to any Product or the manufacture, distribution or use thereof in accordance with the MDR regulation, 21 C.F.R. Part 803, as amended. Each Party shall be responsible for preparing and shall file any MDR that is required by law. If, as a result of any corrective action or any final, non-appealable or non-appealed governmental or court action, an MDR is required to be issued for any Product sold hereunder, Common Sense shall bear the costs and expenses of and shall be responsible for all corrective actions associated with such MDR to the extent that such MDR relates to the Components or Product Leaflet, and Distributor shall bear the costs and expenses of and shall be responsible for all corrective actions associated with such MDR to the extent that such MDR relates to the packaging and/or other labeling materials required to be prepared (or actually prepared) by Distributor under this Agreement.

10.6. Common Sense shall promptly provide to the Distributor upon request all required Material Safety Data Sheets ("MSDS") for any Component containing hazardous chemicals as required by international, national, state or local law. The Distributor shall be entitled to provide such MSDS to its customers.

11.     Proprietary Rights, Confidentiality and Publicity.

11.1. Ownership of Products. Common Sense shall retain all rights, title and interests in and to the Components and the Products (and any part thereof) throughout the world, including without limitation any patent, copyright, trademark, trade secret or other proprietary rights of any kind therein, but, for the avoidance of doubt, excluding the Distributor Marks (and any other trademarks or service marks owned by or licensed by a third party to Distributor), the Product packaging and labeling materials, and Distributor Art Work. Nothing herein shall be construed as granting to the Distributor any license or other right in or to any patent, copyright, trademark, trade secret or other proprietary right of Common Sense. The Distributor shall not take any actions inconsistent with this Section 12.1.

11.2. Proprietary Notices. The Distributor shall not alter or remove any reasonable, and/or regulatory required identifying corporate name or copyright, restricted rights, limited rights, proprietary rights or confidentiality notice, in each case only to the extent required by applicable law, included in or affixed to the Components and/or the Products, and any marketing, sales or technical documentation.

11.3. Confidentiality. Common Sense may disclose to the Distributor from time to time during the term of this Agreement information and material to assist the Distributor in the sale and use of the Products (the "COMMON SENSE INFORMATION"). Unless the Parties agree otherwise in writing, the Distributor agrees that it will not use or disclose the Common Sense Information for any purposes other than its performance of this Agreement. The Parties agree that the NDA, attached hereto as Annex E, entered between them on July 3, 2005, shall apply, mutatis mutandis, to Common Sense Information. Without derogating of the aforementioned, and notwithstanding anything to the contrary, unless required by any applicable law and/or regulation (including under applicable securities laws and regulations) the Distributor shall not disclose the existence and/or the terms of this Agreement until it has paid the down payment amount specified in
Section 4.3.

11.4. Publicity. Notwithstanding anything contained in section 12.3, the Distributor agrees: (a) to allow Common Sense to list Distributor as a distributor on Common Sense's website, in press releases, etc. that do not imply Distributor's endorsement of Common Sense or the Products; and (b) to allow Common Sense to use Distributor as a reference for the Products, which may include telephone references and onsite prospective client visits, upon obtaining Distributor's prior consent and at times that are convenient to Distributor.

11.5.   Infringement Actions.

11.5.1. Should Common Sense become aware of any material infringement, interference, or misappropriation by any person or entity of any right, title, or interest in or to the Components in the Territory ("INFRINGEMENT") or, as determined in Common Sense's reasonable judgment, any potential Infringement, Common Sense promptly shall notify the Distributor in writing, including in such notification all known relevant details and facts relating thereto. Common Sense shall be obligated to take all commercially reasonable steps and measures to prosecute and otherwise to abate each such Infringement, and the Distributor will provide such reasonable assistance (at Common Sense's expense) in connection therewith if requested by Common Sense; provided, however, that if

Common Sense fails to prosecute or to take any commercially reasonable step or measure to prosecute or abate an Infringement, or, upon inquiry, explicitly indicates in writing that it does not intend to do so, the Distributor has the right to do so independently upon at least 30 days prior written notice to Common Sense and will select counsel and control the action, unless Common Sense takes the commercially reasonable steps and measures to prosecute and otherwise to abate each such Infringement within and at all times after such 30 day period. Common Sense shall take any and all commercially reasonable steps and actions necessary and appropriate to secure all available intellectual property rights, including, without limitation, patent rights in and to the Components in the Territory. If Common Sense fails to take such steps and actions, the Distributor shall have the right to do so upon at least 30 days prior written notice to Common Sense, and any and all intellectual property rights secured by the Distributor shall, notwithstanding anything else in this Agreement, be solely and exclusively owned by and recorded in the name of Common Sense, and the Distributor will be reimbursed for its costs and expenses incurred in connection therewith.

11.5.2. The total cost of any Infringement action commenced or taken solely by Common Sense shall be borne by Common Sense and Common Sense shall keep any recovery or damages for past infringement derived therefrom, including, without limitation, the settlement thereof. The total cost of any Infringement action commenced or taken solely by the Distributor shall be borne by the Distributor and the Distributor shall keep any recovery or damages for past infringement derived therefrom, including, without limitation, the settlement thereof. In all actions taken jointly by the parties, the parties will share the expenses equally and, and after the payment of the expenses, the parties shall share equally any and all funds recovered in such an action, including, without limitation, the settlement thereof. For the avoidance of doubt it is clarified that (i) the assistance rendered by Distributor to Common Sense (at Common Sense's expense) under Section 12.6.1 above, and (ii) the Distributor being included as a party in any suit as stated in Section 12.6.3 shall be deemed as "action commenced or taken solely by Common Sense" and not be deemed as "actions taken jointly by the parties".

11.5.3. In any Infringement suit or other action as either party may institute to prosecute, perfect, protect, enforce or exercise the rights in or to the Components and/or the Products granted under the terms of this Agreement or any intellectual property rights therein or thereto, the other party hereto shall, at the request and expense of the party initiating such suit or taking such action, cooperate in all reasonable respects, including, without limitation, to the extent possible making available relevant non-privileged records, papers, information, samples, specimens, and the like. Such cooperation shall include, without limitation, if reasonable to do so, the Distributor being included as a party in any suit to enforce or defend any intellectual property rights, without expense to the Distributor, and Common Sense being joined or named as a party to or bringing any such suit at the request of the Distributor for standing or other applicable purposes, without expense to Common Sense.

12.     Warranties and Claims.

12.1. Common Sense warrants to Distributor that the Components supplied to the Distributor hereunder, when used properly in accordance with their instructions and until their expiry date, shall conform to the Components Specification thereof contained in ANNEX A ("COMPONENT WARRANTY"). If the Distributor provides a warranty to its customers and/or end-users other than the aforesaid warranty (or the translated version thereof) or any other warranties that are not approved in writing and in advance by Common Sense (the "DISTRIBUTOR WARRANTY"), Common Sense shall not be liable to the Distributor or any other person for any damage or loss of whatsoever nature resulted from such Distributor Warranty and the Distributor will assume full liability and indemnify and save Common Sense harmless against any and all loss, damage or expense of any kind arising out of any claim made against Common Sense by any person, which is in excess of the warranties of Common Sense contained in this section 13.1.

12.2. The Distributor shall give Common Sense written notice of breaches of the Component Warranty as soon as practicable after the Distributor has learned of the facts giving rise to such breaches.

12.3. It is hereby specifically agreed by the Parties that the obligation of Common Sense contained in section 7.5, above, is Common Sense's sole obligation, responsibility and liability for a breach of the above Component Warranty, but does not limit or restrict in any respect any obligation, responsibility, and/or liability of Common Sense under Section 15 in connection therewith. Common Sense shall not be responsible or liable to the Distributor or any other person for any damage or loss of whatsoever nature due to a breach of such warranty other than as stated in section 7.5 above or as provided under Section 15.

12.4. Except as otherwise required by applicable law, Common Sense shall have no liability hereunder to the extent of any claim based upon (i) addition to or modification of the Components and/or the Products (other than additions or modifications made by or at the written direction or with the written approval of Common Sense); (ii) Product's labeling materials which was prepared by the Distributor or by Common Sense in accordance with or using information or data provided in writing by Distributor (except if prepared by Distributor in accordance with or using information or data provided in writing by Common Sense); or (iii) misuse, unauthorized use or negligent use of the Components and/or the Products and/or use of the Components/Products after their expiration date.

12.5. Disclaimer of Warranties. Except for the express warranties set forth in this Section 13, Common Sense makes no other warranties regarding the Components. To the maximum extent permitted by applicable law, the express warranties set forth in this Section 13 are the only warranties made by Common Sense with respect to the Components. Common Sense makes no other warranties, whether express, implied, statutory or arising by custom, trade usage or course of dealing, and specifically makes no warranty of merchantability, satisfactory quality or fitness for any particular purpose.

12.6. Common Sense warrants that (a) Common Sense has the full corporate power and authority to enter into this Agreement, and to make the promises and to grant the rights set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement and the Agreement is enforceable against Common Sense in accordance with its terms, (b) the Components have passed the safety test required by the FDA, and (c) Common Sense has good and marketable title to the Components, which shall be transferred to the Distributor as set forth in
Section 9.2 above.

12.7. The Distributor will not remove the Components from the packaging and shall distribute the Products in accordance with their Specification attached in ANNEX A, and shall not alter or remove Components' packages and/or Common Sense's notices (of which Common Sense has notified Distributor in advance), as delivered by Common Sense.

13.   Limitation of Liability.

13.1. Except in the case of fraud of a Party under this Agreement, in no event will either Party be liable to the other for any incidental, indirect, special or consequential damages, including, but not limited to, damages to goodwill, loss of use, revenues, profits or savings in connection with this Agreement. For the avoidance of doubt, any and all Indemnifiable Expenses (as defined in Section 15.1) paid by an Indemnitee (as defined in Section 15.5) to a third party arising from or in connection with a Claim (as defined in Section 15.1) that is indemnifiable under this Agreement shall not, for the purposes of this Agreement, be considered or deemed to be incidental, indirect, special or consequential damages.

13.2. Except in the case of fraud, any indemnification obligation of a Party under this Agreement, or non payment of amounts due hereunder by Distributor for Components ordered, notwithstanding any other provision of this Agreement, each Party's total liability to the other (whether in contract, tort (including negligence) or otherwise) for any claims, liabilities, damages or causes of action arising out of or relating to this Agreement shall not exceed the fees paid or payable by the Distributor to Common Sense during twelve (12) months preceding the date the liability arose.

13.3. Each Party shall maintain during the entire term of this Agreement such insurance coverage against its liabilities under this Agreement as is commercially reasonable and sufficient under the circumstances.

14.   Indemnification.

14.1. Common Sense shall indemnify, hold harmless, and defend the Distributor from and against any and all liabilities, losses, obligations, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and payments to third parties to cover, if so required, such third parties' consequential damages) (collectively, "INDEMNIFIABLE EXPENSES") arising from any claim, demand or allegation of third parties (collectively, "CLAIMS") arising from or based upon (i) any allegation by third parties that the Components or the exercise of any rights therein granted to Distributor under this Agreement infringe or misappropriate any third party's copyright, patent, trade secret or other intellectual property right, or (ii) any use of the Components in accordance with the Component/Product's labeling that directly or indirectly causes or contributes to the injury or death of or bodily harm to any individual, provided that these Claims do not arise from or are based upon a breach of Distributor's obligations hereunder.

14.2. In addition to Common Sense's indemnification obligations listed above, in the event any Component, in Common Sense's opinion, is in fact likely to or does become the subject of a claim of infringement, Common Sense shall have the right at its sole option and expense to: (i) replace or modify the infringing Component to be non-infringing, provided that such modification does not materially change the performance of the Component; (ii) obtain for the Distributor a license to continue with the sale of the infringing Components, or if such options are not available (iii) terminate this Agreement and promptly refund to the Distributor all amounts paid to Common Sense for the infringing Components returned to Common Sense by the Distributor in response to a timely request by Common Sense for such return.

14.3. The obligations of Common Sense set out in Sections 15.1 and 15.2 above constitute the Distributor's sole remedy with respect to all such Claims.

14.4. The Distributor shall indemnify, defend and hold Common Sense harmless from any and all Indemnifiable Expenses imposed or brought against Common Sense arising from any Claim that (a) any of the Distributor Marks infringes any third party's rights, (b) any use of the Products in accordance with the Product's labeling prepared by Distributor under this Agreement, or by Common Sense in accordance with written instruction from Distributor, that directly or indirectly causes or contributes to the injury or death of or bodily harm to any individual, to the extent that these Claims arise from or are based upon a breach of Distributor's obligations hereunder, and, for the avoidance of doubt, except if such Claims are directly or indirectly caused by or based upon information or data provided in writing by Common Sense, and (c) any defect in the Components and/or the Products resulted from Distributor's act or omission including failure to perform its obligations to assemble, package, transfer, prepare the Product leaflet, labeling materials of, and/or store the Components and/or the Products as required herein. The obligations of Distributor set out in this Section 15.4 above constitute Common Sense's sole remedy with respect to all such Claims.

14.5. The obligations of the Party obligated to provide indemnification (the "INDEMNITOR") under this section 15 are conditioned upon the other Party (the "INDEMNITEE") (a) promptly notifying the Indemnitor of any claim being the subject of indemnity which has come to the Indemnitee's knowledge, (b) affording to the Indemnitor the sole right to assume the defense (and the eventual settlement) of any such claim, and (c) giving the Indemnitor all available information, assistance (at the Indemnitor's expense), and authority to enable the Indemnitor to assume such defense. The Indemnitor will have control of the defense of any such suit, including appeals from any judgment therein and any negotiations for the settlement or compromise thereof; provided, however, the Indemnitor shall not settle, compromise, or consent to the entry of any judgment in respect of any claim with respect to which it is obligated to provide indemnification under this Agreement without the advance written consent of the Indemnitee (which consent shall not be withheld unreasonably), to the extent the settlement, compromise, or judgment would require the Indemnitee to incur any liability, to incur any obligation, to admit any liability, or to suffer any negative impact or adverse affect, other than the payment of money indemnified for hereunder.

15.   Term and Termination.

15.1. This Agreement shall be effective as of the date hereof and shall continue to be in effect until December 31, 2010 (the "INITIAL TERM"), unless terminated earlier in accordance with sections 2.2, 2.3, 15.2(iii), 16.2, or 16.3. The Distributor shall be entitled to renew the Agreement for one (1) renewal term of two (2) calendar years (i.e. for the years 2011-2012) (the "CONSECUTIVE TERM"), by providing Common Sense with one hundred eighty (180) days prior written notice, provided however that (a) the Distributor achieved all Exclusivity Targets during the Initial Term or any Consecutive Term as applicable and (b) the Parties reached an agreement regarding Exclusivity Targets and prices, which shall apply during the Consecutive Term.

15.2. Notwithstanding paragraph 16.1 above, either of the Parties shall be entitled to terminate this Agreement upon thirty (30) days prior written notice in the event that a law or regulation have been imposed (a) on the subject matter of this Agreement including the Components and/or the Products, or (b) on either of the Parties, and such law or regulation which renders the execution or performance of this Agreement impossible.

15.3. Notwithstanding paragraph 16.1 above, each party shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to the other party in any of the following events, provided that if the following events shall be rescinded within thirty (30) days of their commencement, such notice of termination shall have no effect:

      15.3.1. Bankruptcy, or other similar or related proceedings shall be commenced with respect to the other party;

      15.3.2. The other party shall substantially cease to carry on business;

      15.3.3. A substantial part of the other party's assets shall be sold or attached or levied by a court or another official agency; or

      15.3.4. The other party shall be in a material breach of this Agreement.

16.   Consequences of Termination.

Upon expiration or termination of this Agreement for any reason the following shall apply:

16.1. Except as provided in section 17.6, all rights and licenses granted to Distributor hereunder shall immediately terminate.

16.2. The Distributor shall immediately return to Common Sense the Common Sense Information and any other data or information, it received during or in connection with this Agreement and shall make no further use of such information without the written consent of Common Sense.

16.3. The Distributor shall immediately pay to Common Sense all unpaid amounts due under this Agreement. Common Sense shall deliver any Components ordered by the Distributor prior to the date of termination only upon payment in full for such orders by the Distributor. The expiration or termination of this Agreement shall not relieve either party hereto of any obligation to pay any amount due as a result of any transaction prior to the date of expiration or termination and shall not affect any other rights or liabilities of the parties which may have accrued prior to the date of expiration or termination.

16.4. The Parties shall continue to observe the provisions of sections 4, 5, 9, 10, 11, 12 (except for Section 12.4), 13, 14, 15, 17, 19.5, 19.6, 19.8 and 19.9,
which shall remain in full force and effect, and survive the termination of all or any part of this Agreement.

16.5. Common Sense shall have the right to purchase from the Distributor, at a price equal to the Distributor's cost, any inventory of the Components and/or the Products in useable and merchantable condition; provided, however, for any inventory of the Components and/or the Products not so purchased by Common Sense within thirty (30) days after termination or expiration of this Agreement, Distributor shall have the rights specified in section 17.6 below.

16.6. The Distributor shall immediately cease marketing, and distribution of the Products, provided however, that in the event that the termination of the Agreement is not by Common Sense under sections 15.2(iii), 16.2 or 16.3.4, the Distributor shall be entitled, for period of one hundred and twenty (120) days after termination or expiration of this Agreement, to sell any inventory of the Products held by the Distributor, and to exercise solely the rights directly related thereto granted under this Agreement while this Agreement was in effect (in accordance with the limitations otherwise set forth in this Agreement).

16.7. The Distributor hereby agrees and acknowledges that it has fully taken into account and considered the possibility of termination of this Agreement pursuant to sections 2.2, 2.3, 15.2 and 16 and that upon any such termination it shall not have any right or entitlement for any compensation, payment or demand of any kind arising out of or in connection with such termination, or with respect of loss of anticipated income or profit or for capital investments in its business or in the promotion of the Products in the Territory.

17.   Force Majeure.

17.1. To the extent that any Party is unable, wholly or in part, by reason of Force Majeure to carry out any obligation under this Agreement, the obligation shall be suspended so far as it is directly affected by such Force Majeure during the continuance thereof, provided that the Party concerned shall: (a) give the other party written notice of such Force Majeure with reasonably full particulars thereof and, insofar as known, the probable extent to which it will be unable to perform or be delayed in performing such obligation; and (b) use reasonable efforts to remove such Force Majeure or its effects as quickly as possible.

17.2. For the purpose of this section "Force Majeure" shall mean an act of God, war (declared and undeclared), army mobilization, blockade, revolution, riot, insurrection, civil commotion, sabotage, lightning, fire, earthquake, storm, flood, explosion, strike or other labor unrest, unavailability or inability to obtain or delay in availability of necessary materials, equipment or transport, and any other cause whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of the party affected.

18.   Other Provisions.

18.1. Successors and Assigns.

      18.1.1. Common Sense may assign this Agreement to any third party, provided however that (a) such third party shall assume all the obligations of Common Sense under this Agreement; and (b) that Distributor's rights hereunder shall remain unaffected by such assignment. The Distributor shall not be entitled to any additional compensation as a result of such assignment.

      18.1.2. The Distributor may not assign or otherwise convey the rights or obligations established under the Agreement, except to the Distributor's affiliates, provided however that (a) such affiliate shall assume all the obligations of the Distributor under this Agreement, and (b) Common Sense shall be entitled to terminate this Agreement upon written notice to Distributor within ninety (90) days after such assignment if such assignee is a competitor of Common Sense. For the purpose of this section, "AFFILIATE" shall mean any entity which, directly or indirectly, controls, is controlled by or is under common control with the Distributor or any entity with the Distributor merges or is consolidated or which acquires all or substantially all of the assets or business of the Distributor. For purposes of the foregoing, "control" shall mean ownership of at least 51% of the equity or voting power of an entity or the right to appoint more than 51% of the members of such entity's Board of Directors.

18.2. No modification or waiver of any provision of this Agreement, nor consent to any departure here from shall in any event be effective unless the same shall be in writing and signed, in the case of a modification by both parties, and in the case of consent, by the consenting party.

18.3. No failure in exercising any remedy or right hereunder shall be construed as a waiver of such remedy or right, nor shall any failure in exercising a right or remedy hereunder due to an instance of breach or default imply acquiescence of such breach or default in similar situations, whether occurring theretofore or thereafter, and which may be considered in a similar manner.

18.4. This Agreement (including all Annexes referenced herein, which are incorporated herein and are a part hereof) constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements (excluding the NDA entered into on July 3, 2005, by the Distributor and attached hereto as Annex E), understandings, negotiations and discussions, whether oral or written, regarding the subject matter hereof, and there are no warranties or, representations except as contained herein.

18.5. This Agreement shall be governed exclusively by the laws of the State of New York, U.S.A., without regard to its conflicts of law rules. The United Nations "Convention Relating to a Uniform Law on the International Sale of Goods" or any similar or successor convention or law, shall not be applied to this Agreement or to transactions under this Agreement. For all disputes arising under or in connection with this Agreement, these disputes shall be exclusively referred to and finally resolved by binding arbitration conducted in accordance with the rules of the London Court of International Arbitration ("LCIA") and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of three arbitrators. The place of arbitration shall be London. The arbitral award shall be final and binding. Each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection prior to or pending arbitration, and (iii) to enforce any decision of the arbitrator, including the final award. In addition, either Party may apply ex party to courts having jurisdiction in the matter to obtain an injunction to prevent disclosure of its confidential information or an infringement of its intellectual property rights. Notwithstanding the foregoing, in any event that a third party files a suit against either of the Parties, such Party shall be entitled, subject to applicable law, to send the other Party of this Agreement, a "Third Party Notice" or demand that the other Party shall participate in such process, and the provisions of section 19.5 above shall not apply.

18.6. If any term or provision of this Agreement is held by a court of competent jurisdiction and/or an Arbitrator to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties will negotiate in good faith a substitute provision which most nearly effects the Parties' intent in entering into this Agreement.

18.7. The Parties are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between the Distributor and Common Sense. Nothing herein shall be construed as implying that employees of either party are employees of the other party. Neither party has the right to bind the other in any manner whatsoever and nothing in this Agreement shall be interpreted to make either party the agent or legal representative of the other.

18.8. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.9. Any notice, consent, offer, demand, request or other instrument required or authorized to be given to or served on any Party hereunder shall be in the English language and in writing and may be given by facsimile transmission or e-mail or by registered or certified mail, postage prepaid, and shall be deemed sufficiently given upon receipt and shall be addressed to the Party intended as the recipient thereof as follows-

      To Common Sense:                                 To the Distributor:
      Common Sense Ltd.                                Synova Healthcare, Inc.
      7 Ha-Eshel St.                                   1400 North Providence Road
      P.O. Box 3567 Caesarea Industrial Park           Suite 6010
      Caesarea 38900, Israel                           Media, Pennsylvania 19063
                                                       U.S.A.
      Attn: Mr. Menashe Terem, CEO                     Attn: Mr. Stephen King, Chairman

      With a copy to:                                  With a copy to:
      Meitar, Liquornik, Geva & Leshem, Brandwein      Blank Rome LLP
      16 Abba Hillel Silver Rd.                        One Logan Square
      Ramat-Gan 52506                                  Philadelphia, PA 19103
      Israel                                           U.S.A.
      Attention: Noam Gavish, Adv.                     Attention:  Alan L. Zeiger, Esq.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the last date written below.

    COMMON SENSE LTD.                                SYNOVA HEALTHCARE, INC.

    ____________________________                     ___________________________
    Name:                                            Name:
    Title:                                           Title:
    Date:                                            Date:

    Annexes

    A - The Components, the Products, their Specifications and Trademarks B - The Exclusivity Targets
    C -Prices of Components
    D -Order Form
    E - NDA

                                     ANNEX A

        THE COMPONENTS, THE PRODUCTS, THEIR SPECIFICATIONS AND TRADEMARKS

A/. VI-SENSE - PRODUCT SPECIFICATIONS:
-------------------------------------

i.     1 VI-SENSE TPL wrapped in plain (unbranded) aluminum foil package.

ii.    1 Drying Unit.

iii.   1 Product Leaflet.

iv.    Product Package

    Trademark and Trade name: TBA (by Distributor), excluding any trademark and/or trade name owned by Common Sense. In no event shall Common Sense provide to Distributor any Component that contains or includes any brand, trademark, service mark, trade name, or other name, logo, slogan, or symbol of Common Sense or any other person or entity, other than such brands, trademarks, service marks, trade names, and other names, logos, slogans, and symbols of Distributor as are identified by Distributor in writing in advance in its sole discretion.

B. VI-SENSE SET SPECIFICATION:

    Each Set of Components shall include 1 VI-SENSE TPL and 1 Drying unit.

    The Components will be delivered in bulk of 100 Sets.

C. COMPONENTS SPECIFICATION:
----------------------------
   COMPONENT DIMENSIONS:

       TPL: Length 210 mm +/- 2 mm; Width 85 mm +/- 5mm

       DRYING UNIT:  Length 145 mm +/- 1mm; Width 110 mm +/- 1mm

                                     ANNEX B

                               EXCLUSIVITY TARGETS

(i) Purchasing by Distributor from Common Sense the amounts of Components specified in the column "VI-SENSE SET OF COMPONENTS PURCHASES BY DISTRIBUTOR FROM COMMON SENSE" during the periods set forth herein:

      ---------------------------------------------------------- ---------------------------------
                            Target Period                                VI-SENSE Set of
                                                                            Components
                                                                           Purchases by
                                                                          Distributor from
                                                                           Common Sense
      ---------------------------------------------------------- ---------------------------------
          Initial  order/During January 1, 2006 -                             [XXXX]
          March 31, 2006
      ---------------------------------------------------------- ---------------------------------
          During April 1, 2006 - June 30, 2006                                [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During July 1, 2006- September 30, 2006                             [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During October 1, 2006 - December 31, 2006                          [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During January 1, 2007 - March 31, 2007                             [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During April 1, 2007 - June 30, 2007                                [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During July 1, 2007 - September  30, 2007                           [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During October 1, 2007 - December 31, 2007                          [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During January 1, 2008 - March 31, 2008                             [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During April 1, 2008 - June 30, 2008                                [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During July 1, 2008 - September 30, 2008                            [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During October 1, 2008 - December 31, 2008                          [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During January 1, 2009 - March 31, 2009                             [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During April 1, 2009 - June 30, 2009                                [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During July 1, 2009 - September 30, 2009                            [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During October 1, 2009- December 31, 2009                           [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During January 1, 2010 - March 31, 2010                             [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During April 1, 2010 - June 30, 2010                                [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During July 1, 2010  - September 30, 2010                           [XXXX]
      ---------------------------------------------------------- ---------------------------------
          During October 1, 2010 - December 31, 2010                          [XXXX]
      ---------------------------------------------------------- ---------------------------------

----------------
"[XXXX]" INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                     ANNEX C

                              PRICES OF COMPONENTS






           ------------------------------- -----------------------
                     COMPONENT                     TRANSFER
                                                  PRICE DDU
                                                   (IN US$)
           ------------------------------- -----------------------
                   One Set of VI-                  $[XXXX]
                       SENSE
                     Components
           ------------------------------- -----------------------


    All prices indicated above are exclusive of all taxes, including customs duties, import taxes, and sales use or value added taxes as fully detailed in sections 4.5 and 4.6 of the Agreement.



















----------------
"[XXXX]" INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                     ANNEX D

                                   ORDER FORM

FROM: _______________                 TO: COMMON SENSE LTD.
                                      ATT. INBAL FOGEL
                                      7 HA-ESHEL ST.
                                      P.O. BOX 3567 CAESAREA INDUSTRIAL PARK
                                      CAESAREA 38900, ISRAEL
DATE: _______________                 FAX - 972-4-6277103

DEAR SIRS,

WE ARE PLEASED TO SEND YOU OUR ORDER NO. __________, AS FOLLOWS:
VI-SENSE SETS QUANTITY:               [XXXX]

PRICE:                                $[XXXX] USD DDU PER SET

TOTAL                                 $[XXXX] USD

GOODS DESTINATION:                    OUR WAREHOUSE ADDRESS:
                                      _____________________
                                      _____________________
                                      _____________________


EXPECTED DELIVERY DATE:               [XXXX]VI-SENSE SETS- MARCH 31ST, 2006
                                      [XXXX]VI-SENSE SETS- JUNE 30TH, 2006
                                      [XXXX]VI-SENSE SETS - SEPTEMBER 30TH, 2006
                                      [XXXX]VI-SENSE SETS- DECEMBER 31ST, 2006

INVOICE DESTINATION:                  _____________________
                                      _____________________
                                      _____________________

DELIVERY TERMS:                       DDU

PAYMENT TERMS (SUBJECT TO TERMS OF    ADVANCED PAYMENT $[XXXX] USD, NOT LATER
DISTRIBUTION AGREEMENT.               THAN THE DATE OF THE DISTRIBUTION
                                      AGREEMENT):

                         SCHEDULE PAYMENTS - NET 45 DAYS

PLEASE, CONFIRM US THIS ORDER.

BEST REGARDS,

_____________________________
Name    Position    Signature









----------------
"[XXXX]" INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                     ANNEX E
                                       NDA

                            NON-DISCLOSURE AGREEMENT

   This NON-DISCLOSURE AGREEMENT ("Agreement") made and entered into this 3 day of July 2005, by and between COMMON SENSE LTD., a company organized under the laws of Israel ("COMMON SENSE") and Synova Healthcare, Inc., a company organized under the laws of the State of Delaware with offices at 1400 N. Providence Road, Suite 601, Media, PA 19063, USA (the "RECIPIENT").

                                   WITNESSETH

   WHEREAS the parties may enter into discussions regarding a potential business relationship; and

   WHEREAS Common Sense is prepared to disclose to the Recipient certain information relating to Common Sense, which Recipient is to receive solely in order to efficiently conduct the negotiations between the parties; and

   WHEREAS the Parties wish to agree regarding the terms and conditions under which Common Sense is prepared to disclose to the Recipient the Confidential Information (as defined below).

   NOW, THEREFORE, IT IS HEREBY AGREED BY THE PARTIES AS FOLLOWS:

19.      DEFINITIONS.

19.1. The term "CONFIDENTIAL INFORMATION" shall include and mean any and all information, data, diagrams and know-how programs furnished at any time by Common Sense to Recipient and Associates, whether in oral, written, graphic or machine-readable form, and which is confidential or proprietary in nature or expressed or designated by Common Sense to be proprietary or confidential, whether or not owned or developed by Common Sense, including but not limited to current or projected components, software, hardware, technical and other data, research material, Biological and Chemical materials, inventions, discoveries, drawings, plans, concepts, procedures, ideas, diagrams, marketing plans, brochures, photographs, processes, test equipment, test data, specifications, operational data, financial data, methods and techniques. Notwithstanding any of the above said, the following shall not be considered Confidential Information: (a) information that was in the public domain at the time it was disclosed other than as a result of a breach by Recipient; (b) information that can be demonstrated by documentary evidence to have been known to Recipient at the time of disclosure with no obligation of confidentiality or limitation on use towards Common Sense; and (c) information that becomes known to Recipient from a source other than Common Sense and its Associates, as demonstrated by appropriate documentation, without breach of any obligation of confidence by Recipient or by the party disclosing such information to Recipient.

19.2. The term "ASSOCIATE" shall mean, as to each party, such party's agents, representatives, advisors, employees, directors or officers.

20.      NON-DISCLOSURE.

20.1. GENERAL. Recipient acknowledges that the Confidential Information of Common Sense contains valuable trade and technical secrets of Common Sense. Recipient shall not copy (in whole or in part), sell, assign, lease, license, disclose, give or otherwise transfer the Confidential Information or any copy thereof to any third party or otherwise use the Confidential Information other than for the purpose intended under this Agreement. Recipient will not alter, modify, disassemble, reverse engineer or de-compile any software or other materials (in any form) or documents embodying Confidential Information of Common Sense which may be furnished to Recipient, without the express prior written consent of Common Sense. Recipient may disclose the Confidential Information only to its Associates to have a "need to know" such Confidential Information in order to enable Recipient to use such Confidential Information for the purpose intended under this Agreement and are legally bound not to use or disclose such Confidential Information for any other purpose. Without limiting any other provision hereof, Recipient will take all reasonable measures to ensure that any of its Associates receiving Confidential Information of Common Sense shall comply with all of the provisions of this Agreement as if each of them were a party hereto, and hereby assumes full responsibility for such compliance by its Associates. Recipient shall treat Common Sense's Confidential Information with the same degree of confidentiality as it keeps its own Confidential Information, but in all events no less than a reasonable degree of confidentiality. Recipient shall safeguard any and all copies of Common Sense's Confidential Information against unauthorized disclosure, shall not tamper with, bypass or alter its security features or attempt to do so, and shall take all reasonable steps to ensure that the provisions of this Agreement are not violated by any person under Recipient control or in Recipient service. Recipient shall not use the Confidential Information for any purpose other than the purpose set forth in this Agreement.

20.2. EXCEPTION. Disclosure of Confidential Information by Recipient if and only to the extent it is compelled to do so by final judicial or administrative order or decree, shall not be deemed a breach hereunder. Recipient shall notify Common Sense immediately after demand for disclosure was presented to it, and shall assist Common Sense, to reasonable extent and upon reimbursement of reasonable expenses, in objecting to such demand.

21.      PROPRIETARY NATURE.

21.1. OWNERSHIP. All Confidential Information is and shall remain the property of Common Sense. The parties acknowledge that all Confidential Information is the sole property of Common Sense and that Recipient shall not acquire any proprietary interest in the Confidential Information.

21.2. INTELLECTUAL PROPERTY. Recipient acknowledges that the Confidential Information was designed, developed or otherwise obtained at great expense over lengthy periods of time, and that the Confidential Information is secret, confidential, unique and essential to the business of Common Sense and constitutes the exclusive property and trade secret of Common Sense. All applicable rights to mask works, topographies, patents, copyrights, trademarks and trade secrets with respect to the Confidential Information of Common Sense are retained exclusively by Common Sense.

21.3. DISCLAIMER. Common Sense makes no representation or warranty as to accuracy, completeness, condition, suitability, or performance of the Confidential Information, and Common Sense shall have no liability whatsoever to Recipient resulting from its use of the Confidential Information. Nothing herein shall be construed as creating any obligation on Common Sense to disclose any Confidential Information or to enter into any agreement with Recipient on a commercial or any other basis.

21.4. ACKNOWLEDGEMENT. Amniocheck(TM) Common Sense acknowledges that Recipient is in the process of developing a product known as Amniocheck(TM). Nothing contained in this agreement shall be deemed to limit, restrict or prohibit the Recipient from developing, marketing, manufacturing and selling Amniocheck or any products derived thereunder.

22. RETURN OF CONFIDENTIAL INFORMATION. Recipient will return all of the Confidential Information in written or other tangible form, including any copies made, to Common Sense together with certification that any other copies or notes or summaries (to the extent including the Confidential Information) have been destroyed, promptly upon the request of Common Sense.

23. TERM AND TERMINATION. The provisions of this Agreement shall remain in full force and effect for a period of five (5) years. The provisions of Sections 1 through 5 of this Agreement shall survive any termination.

24. INJUNCTIVE RELIEF. The parties acknowledges that Common Sense will be irreparably harmed if Recipient obligations under this Agreement are not specifically enforced and that Common Sense would not have an adequate remedy at law in the event of an actual or threatened violation by Recipient of its obligations. Therefore, in addition to all other remedies it may have, Common Sense shall be entitled to an injunction or any appropriate decree of specific performance for any actual or threatened violations or breaches by Recipient or Recipient's employees or agents without the necessity of Common Sense showing actual damages or that monetary damages would not afford an adequate remedy. Recipient shall be directly liable for any and all reasonable attorney's fees incurred by the Common Sense to enforce this Agreement against Recipient in the courts of component jurisdiction.

25. ASSIGNMENT. Recipient shall not assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of Common Sense.

26. NO WAIVER. Failure by a party to enforce any provisions of this Agreement at any time shall in no manner affect the right of that party at a later time to enforce any provision of this Agreement.

27. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

28. SEVERABILITY. In the event that any word, phrase, clause, sentence or other provision herein shall violate any applicable statute, ordinance or rule of law in any jurisdiction which governs this Agreement, such provisions shall be effective to the extent of such violation without invalidating any other provision herein.

29. ENTIRE AGREEMENT. This Agreement supersedes all previous understandings or agreements between the parties and incorporates the entire agreement of the parties with respect to the receipt and use of the Confidential Information. This Agreement may only be amended by a writing of subsequent date that is signed by both parties.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

COMMON SENSE LTD.                                  [...]

By:          /s/ Illegible                         By:       /s/ Stephen E. King
             ----------------------------                    -------------------
Name:                                              Name:     Stephen E. King
             ----------------------------                    -------------------
Title:       CEO                                   Title:    CEO
             ----------------------------                    -------------------